REVENUE SHARING AGREEMENT

THIS REVENUE SHARING AGREEMENT (this “Agreement”) is made and entered into as of October 11, 2018, by and between PearTrack Security Systems, Inc., a Nevada corporation at 1327 Ocean Avenue Suite B Santa Monica, CA 90401 (the “Company”), and Intellectual Property Network, Inc. a Delaware corporation with its principal address at 4200 South Saguaro Path Court, Tucson AZ 85730  (“IPN” or “Revenue Share Recipient ”), and signed into (“Revenue Sharing Agreement”) individually a “Party” and collectively they are “Parties” to this Agreement.

WHEREAS, the Company has entered that certain Intellectual Property Purchase Agreement for the Sale and Purchase of certain from IPN (the “Purchase Agreement”); and

WHEREAS, as part of the Purchase Agreement’s consideration, the Company agreed to enter a Revenue Sharing Agreement (“Revenue Agreement”) with IPN, Inc. whereby the Company will pay IPN up to One Million Dollars ($1,000,000) from the Adjusted Gross Revenue generated by the Company on terms and conditions more particularly set forth herein; and

WHEREAS, the Company has been authorized its Board of Directors to enter a Revenue Agreement with IPN on the terms and conditions set forth herein below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and to consummate the terms of the Purchase Agreement, which the Parties hereby acknowledge this Agreement to be an integral part thereof, it is hereby agreed as follows:

1.Definitions.

1.1.In this Agreement the following words and phrases shall have the following meanings unless the context requires otherwise:

1.1.1.“Agreement” means this Agreement, and all the exhibits, Schedules and other documents attached to or referred to in this Agreement, and all amendments and supplements, if any, to this Agreement.

1.1.2.“Adjusted Gross Revenue” means for this Agreement all revenue accounted to the Company from the Defined Revenue Sources, as defined in Section 1.1.6 below, less Cost of Goods Sold, as defined herein in Section 1.1.5.

PearTrack Security Systems, Inc. Revenue Sharing Agreement

Intellectual Property Network, Inc.October 11, 2018

1.1.3.“Adjusted Gross Revenue Sharing Percentage” shall mean an amount equal to three percent (3%) of the Adjusted Gross Revenue.

1.1.4.“Business Day” shall mean a day other than a day, which is a Saturday, Sunday, or Public or bank holiday in Los Angeles, California.

1.1.5.“Cost of Goods Sold” (COGS) is defined herein as the direct costs attributable to the production of the goods sold by each Defined Revenue Source company. This amount includes the cost of the materials used in creating the good and excludes direct labor costs used to produce the good. In addition, “COGS” will include the direct costs associated with commission from sales representatives, sales agents and sales partnerships, if applicable.

2.Revenue Sharing.  During the Term of this Agreement, the Company shall pay to IPN, the Adjusted Gross Revenue Sharing Percentage, in cash or by wire transfer as directed by IPN,  calculated based on the Adjusted Gross Revenue accounted by the Company and its subsidiaries during each calendar quarter (January through March being the First Quarter, April through June being the Second Quarter, July through September being the Third Quarter and October through December being the Fourth Quarter) commencing with the end of the first calendar quarter after the date of this Agreement.  All payments of the Adjusted Gross Revenue Sharing Percentage shall be paid within thirty (30) days of the last day of the calendar quarter during which revenues are accounted, time being of the essence of this provision.  At the time of payment, the Company shall also deliver IPN an accurate and complete written statement setting forth the Company’s calculations of the Adjusted Gross Revenue Sharing Percentage, including the basis of the gross revenues from the Defined Revenue Sources, the Cost of Goods Sold and the Adjusted Gross Revenues during the quarter, certified as to accuracy by an appropriate representative of the Company.

3.Term.  This Agreement shall continue to be in force until the earliest to occur of (i) the date on which IPN has received aggregate payments of the Adjusted Gross Revenue Sharing Percentage in an amount totaling One Million Dollars ($1,000,000), or (ii) the date on which IPN receives payment resulting from a sale as provided in Section 4 below, or (iii) the date on which the Parties, by mutual written consent, agree to terminate this Agreement.

4.Payment on Sale of Purchased Assets.  In the event the Company (or any affiliate or subsidiary of the Company which acquires the Purchased Assets under the terms of the Purchase Agreement) sells or otherwise transfers (i) any of the “Purchased Assets” (as that term is defined in the terms of the Purchase Agreement) or (ii) all or substantially all of its operating assets to a third party for valuable consideration and the aggregate payments of the Adjusted Gross Revenue Sharing Percentage paid by Company to IPN at the time of such sale

PearTrack Security Systems, Inc. Revenue Sharing Agreement

Intellectual Property Network, Inc.October 11, 2018

or transfer total less than One Million Dollars ($1,000,000) in the aggregate, then the Company agrees pay IPN the difference between the total, aggregate amount of all Adjusted Gross Revenue Sharing Percentage payments made by the Company  at such time and One Million Dollars ($1,000,000).  Such amount due under this Section 4 shall be payable by the Company to IPN in cash or wired funds (as directed by IPN) within thirty (30) days of the last day of the calendar quarter during which the sale or transfer occurs, time being of the essence of this provision.

5.Waiver.  The waiver of the breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach of the same or other provision hereof.

6.Notices.  All notices and other communications under this Agreement will be in writing and will be given by personal or courier delivery, facsimile or first class mail, certified or registered with return receipt requested, and will be deemed to have been duly given upon receipt if personally delivered or delivered by courier, on the date of transmission if transmitted by facsimile, or three business days after mailing if mailed, to the addresses of the Company and IPN contained in the records of the Company at the time of such notice.

To PearTrack Security Systems, Inc.:

In care of:Kyle W. Withrow

Address:1327 Ocean Avenue, Suite B

Santa Monica, CA 90401

Tel:(310) 899-4442

Fax:(888) 899-3402

Email:billw@peartracksecuritysystems.com

To Intellectual Property Network, Inc.:

In care of:Nathaniel T. Bradley

Address:4200 South Saguaro Path Court

Tucson, AZ 85730

Tel:(520) 631.9595

Fax:(520)

Email:bradley.nate@theipn.com

7.Headings. The section headings used in this Agreement are intended for convenience of reference and will not by themselves determine the construction or interpretation of any provision of this Agreement.

PearTrack Security Systems, Inc. Revenue Sharing Agreement

Intellectual Property Network, Inc.October 11, 2018

8.Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the state of Nevada, excluding those laws that direct the application of the laws of another jurisdiction.

9.Counterparts and Facsimile Signatures.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.  This Agreement may be executed by facsimile signature (including signatures in Adobe PDF or similar format).

10.Enforcement.  If any portion of this Agreement is determined to be invalid or unenforceable, such portion will be adjusted, rather than voided, to achieve the intent of the parties to the extent possible, and the remainder will be enforced to the maximum extent possible.  In the event the parties engage in litigation relating to or arising out of this Agreement or the performance thereof, the parties agree that the Court shall be asked to determine which party is the prevailing party to the proceeding or proceedings, and the non-prevailing party or parties shall, jointly and severally, be liable to the prevailing party in the amount of all reasonable attorney’s fees, court costs, and all other expenses, incurred by the prevailing party to the proceeding in addition to any other relief to which the prevailing party may be entitled.

IN WITNESS, WHEREOF, the parties hereto have executed this Revenue Sharing Agreement as of the date set forth in the preamble hereto.

PEARTRACK SECURITY SYSTEMS, INC.

By: /s/ Kyle W. Withrow

Name:Kyle W. Withrow

Title:President/CEO

INTELLECTUAL PROPERTY NETWORK, INC.

By: /s/ Nathaniel T. Bradley

Name:Nathaniel T. Bradley

Title:President/CEO

PearTrack Security Systems, Inc. Revenue Sharing Agreement

Intellectual Property Network, Inc.October 11, 2018